UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020 (October 6, 2020)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in a Current Report on Form 8-K filed on August 24, 2020 by Peoples Bancorp Inc. (“Peoples”), on that same date, Peoples announced that John C. Rogers planned to retire as Executive Vice President, Chief Financial Officer and Treasurer of each of Peoples and its banking subsidiary, Peoples Bank (“Peoples Bank”), effective September 30, 2020. Mr. Rogers subsequently retired effective October 2, 2020.

On October 6, 2020, Peoples Bank executed a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Rogers. The Separation Agreement addresses the payments and benefits to which Mr. Rogers is entitled in connection with his separation from service with Peoples Bank and its affiliates, including Peoples. Pursuant to the terms of the Separation Agreement, in exchange for the severance benefits to be provided to Mr. Rogers as described below, Mr. Rogers agreed to a general release of claims (subject to the exceptions provided in the Separation Agreement) and a covenant of confidentiality.

Pursuant to the terms of the Separation Agreement, Peoples Bank will pay Mr. Rogers a lump sum severance payment of $248,250.00; Peoples Bank will pay for the cost of Mr. Roger’s executive physical at the Cleveland Clinic and reimburse him for the reasonable cost of staying in a hotel the night before the physical; and Peoples Bank will pay Mr. Rogers $23,551.95 for the unused balance of his paid time off, in each case in accordance with the terms of the Separation Agreement. All bonuses, payments or other compensation, of any nature, which were not earned or vested as of October 2, 2020, but may otherwise become payable to Mr. Rogers in the future had he not retired are superseded in full by the above-described severance payment. All amounts payable to Mr. Rogers under the Separation Agreement will be subject to required tax withholdings and deductions. The payments described in this paragraph are the only amounts to which Mr. Rogers is entitled under the Separation Agreement.

Mr. Rogers also remains entitled to any benefits vested as of October 2, 2020 under the employee benefit plans or programs maintained by Peoples or its subsidiaries in which he participated, including Peoples’ Third Amended and Restated 2006 Equity Plan, Peoples’ Retirement Savings Plan, Peoples’ Nonqualified Deferred Compensation Plan and Peoples’ Employee Stock Purchase Plan, in each case with such benefits to be paid or distributed in accordance with the respective terms of the relevant plan or program.

Mr. Rogers also agreed that he would continue to be bound by the post-employment confidentiality and non-solicitation obligations contained in specified restricted stock award agreements he had executed with Peoples.

The foregoing is a brief description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Separation Agreement and General Release October 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	October 9, 2020	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski

President and Chief Executive Officer